UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2016

SIEBERT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

885 Third Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:          (212) 644-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Siebert Financial Corp. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to correct and clarify the Form 8-K filed with the Securities and Exchange Commission on December 21, 2016 (the “Original Report”).

The second paragraph under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is hereby deleted and replaced in its entirely with the following:

In accordance with the terms of the Acquisition Agreement, effective as of the Closing Date, Andrew H. Reich was appointed as the Company’s Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2016

By:	/s/ Andrew H. Reich
Andrew H. Reich
EVP, Chief Operating Officer, Chief Financial Officer and Secretary